Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123676) of ABIOMED, Inc. of our report dated May 25, 2006 relating to the financial statements of the ABIOMED Retirement Savings Plan which appears in this Annual Report on Form 11-K.

/s/Forman Conklin Doherty & Farrar, P.C.
Forman Conklin Doherty & Farrar, P.C.

Danvers, Massachusetts

June 21, 2006